Exhibit 10.5

EMPLOYMENT AGREEMENT
This EMPLOYMENT AGREEMENT (this “Employment Agreement”), dated as of May 18, 2017, by and between Keane Group, Inc., a Delaware corporation (the “Company”), and R. Curt Dacar (the “Executive”) (each a “Party” and together the “Parties”). The “Effective Date” of this Agreement shall be the “Closing Date” as defined in the Purchase Agreement by and among the Company, Rockpile Energy Holdings, LLC, Rockpile Management Newco, LLC and Rockpile Energy Services, LLC (“Rockpile”) dated as of May 18, 2017 (as amended, the “Purchase Agreement”).
WHEREAS, Executive is currently employed by Rockpile pursuant to the Employment and Non-Competition Agreement between Rockpile (formerly known as Rockpile Newco, LLC) and Executive, dated as of September 8, 2016 (the “Prior Agreement”);
WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Rockpile will become a wholly owned subsidiary of the Company;
WHEREAS, the Parties wish to establish the terms of the Executive’s employment with the Company as of the Effective Date; and
WHEREAS, the Company desires to employ the Executive as of the Effective Date under the terms and conditions specified herein, and the Executive is willing to be so employed by the Company.
NOW, THEREFORE, in consideration of the mutual promises and conditions herein set forth, the Parties agree as follows:
1.Employment and Acceptance; Effective Date. The Company shall employ the Executive, and the Executive shall accept such employment, subject to the terms of this Agreement, commencing on the Effective Date. This Agreement is expressly conditioned upon the occurrence of the Closing (as defined in the Purchase Agreement), and should the Closing not occur, this Agreement shall be void ab initio and of no force or effect.
2.Term. Subject to earlier termination pursuant to Section 5 of this Agreement, this Agreement and the employment relationship hereunder shall continue from the Effective Date until the third anniversary of the Effective Date (the “Initial Term”) and shall automatically renew for one (1) year intervals thereafter (each, an “Extended Term”) unless either Party shall have given written notice to the other at least ninety (90) days prior to the end of the Initial Term or an Extended Term, as applicable, that it does not wish to extend the Term. As used in this Agreement, the “Term” shall refer to the period beginning on the Effective Date and ending on the date the Executive’s employment terminates in accordance with this Section 2 or Section 5. In the event that the Executive’s employment with the Company terminates, the Company’s obligation to continue to pay, after the date of termination, Base Salary (as defined below), Bonus (as defined below) and other unaccrued benefits shall terminate except as may be provided for in Section 5 below.

3.Duties, Title and Location.
3.1    Title. The Company shall employ the Executive to render exclusive and full-time services to the Company; provided, that the Executive may, and it shall not be considered a violation of this Agreement for the Executive to, (a) engage in or serve such professional, civic, trade association, charitable, community, educational, religious or similar types of organizations or speaking engagements, as the Executive may select; (b) subject to the prior approval of the Board of Directors of the Company (the “Board”), serve on the boards of directors or advisory committees of any entities, or engage in other business activities; and (c) attend to the Executive’s personal matters and/or the Executive’s and/or his family’s personal finances, investments and business affairs, so long as such service or activities described in clauses (a), (b) and (c) immediately preceding do not significantly interfere with the performance of the Executive’s responsibilities as an employee of the Company in accordance with this Agreement. The Executive shall serve in the capacity of Chief Commercial Officer and shall report to the Chief Executive Officer of the Company (the “CEO”).
3.2    Duties. The Executive shall have such powers and duties as may from time to time be prescribed by the CEO, provided that such duties are consistent with the Executive’s position with respect to the business of the Company.
3.3    Location. The Executive shall provide Executive’s services to the Company at the Company’s office in Denver, Colorado or such other location as designated from time to time by the Company; provided, however, that the Executive shall be expected to engage in business travel to other locations in the performance of his duties.
4.Compensation and Benefits by the Company. As compensation for all services rendered pursuant to this Agreement, the Company shall provide the Executive the following during the Term:
4.1    Base Salary. The Company will pay to the Executive an annual base salary of $440,000, payable in accordance with the general payroll practices of the Company (“Base Salary”). The Base Salary will be subject to review at least annually by the Board for increase, but not decrease.
4.2    Bonuses and Incentives.
(a)    Initial Equity Grant. The Executive shall, within five business days following the Effective Date, receive awards under the Keane Group, Inc. Equity and Incentive Award Plan comprised of (i) 35,088 restricted share units pursuant to terms and conditions of the form of award agreement attached as Exhibit A hereto, and (ii) 35,088 non-qualified stock options pursuant to terms and conditions of the form of award agreement attached as Exhibit B hereto.
(b)    Annual Bonus. The Executive shall receive an annual bonus (the “Bonus”) in respect of each calendar year during the Term, targeted at one-hundred percent (100%) of annual Base Salary at the rate in effect at the end of the relevant calendar year (the “Target Bonus”), based on the achievement of specific annual performance criteria established by the Compensation Committee of the Board (the “Compensation Committee”) in consultation with the Executive no later than ninety (90) days after the commencement of the relevant bonus period. The

Bonus will not be subject to any cap and may exceed the Target Bonus, based on the achievement of stretch goals to be determined by the Compensation Committee no later than ninety (90) days after the commencement of the relevant bonus period. The Bonus awarded for a calendar year, if any, shall be payable as soon as practicable following the completion of the Company’s audited financial statements for the calendar year in which such Bonus is earned but in no event later than March 15 of the calendar year following the calendar year in which such Bonus is earned. Notwithstanding anything above, the Executive’s Annual Bonus for calendar year 2017 will be considered on a prorated basis for the portion of the calendar year within the Initial Term.
(c)    Long-Term Incentive. The Executive shall be eligible to participate in Long-Term Incentive (“LTI”) programs generally offered by the Company to its executive officers in roles with similar levels of responsibility as determined by the Company in its sole discretion. The Executive’s participation under any LTI program shall be subject to the terms of such LTI program and any applicable award agreements between the Executive and the Company.
4.3    Benefits.
(a)    Participation in Benefits Plans. During the Term, the Executive shall be entitled, if and to the extent eligible, to participate in all of the applicable benefit plans and perquisite programs of the Company, which are available to other senior executives of the Company, on the same terms as such other senior executives; provided however, that the Executive shall be eligible for six (6) weeks of vacation annually. The Company may at any time or from time to time amend, modify, suspend or terminate any employee benefit plan, program or arrangement for any reason without the Executive’s consent if such amendment, modification, suspension or termination is consistent with the amendment, modification, suspension or termination for other senior executives of the Company.
(b)    Car Allowance. During the Term, the Executive will be provided with a car allowance of $1,700.00 per month, subject to the Company’s policies regarding automobile use in effect from time to time.
4.4    Expense Reimbursement. The Executive shall be entitled to receive reimbursement for all appropriate business expenses incurred by him in connection with his duties under this Agreement in accordance with the policies of the Company as in effect from time to time, subject to the Company’s requirements with respect to reporting and documentation of such expenses.
5.Termination of Employment.
5.1    By the Company for Cause, by the Executive without Good Reason, Non-Renewal by the Executive, or Due to Executive’s Death or Disability.
(a)    If during the Term: (i) the Company terminates the Executive’s employment with the Company for Cause (as defined below) upon written notice from the Board; (ii) the Executive terminates employment without Good Reason upon sixty (60) days’ advance written notice; (iii) the Executive’s employment terminates due to the Executive giving the Company written notice of his election not to renew the Term pursuant to Section 2 of this Agreement; or (iv) the Executive’s employment terminates due to the Executive’s death or Disability, the Executive shall be entitled to receive the following in a lump sum within thirty (30) days following such termination, or as soon as practicable under the terms and conditions of the applicable plan:
(A)    the Executive’s accrued but unpaid Base Salary through the date of the Executive’s termination;
(B)    any employee benefits that the Executive is entitled to receive upon termination pursuant to the terms of any benefit, compensation, incentive, equity or fringe benefit plans of the Company (other than any severance plan) in accordance with the terms of the applicable plans;
(C)    the unpaid portion of the Bonus, if any, relating to any calendar year prior to the calendar year of the Executive’s termination, payable in accordance with Section 4.2(b);
(D)    expenses reimbursable under Section 4.4 incurred but not yet reimbursed to the Executive as of the date of termination (such payments, rights and benefits referred to in clauses (A)-(D) of this Section 5.1(a) are collectively referred to hereinafter as the “Accrued Benefits”).
(b)    For purposes of this Agreement, “Cause” means, (a) the Executive’s conviction of, or plea of guilty or nolo contendere for a felony or conviction or plea of guilty or nolo contendere of any crime involving dishonesty or theft; (b) the Executive’s conduct in connection with the Executive’s employment duties or responsibilities that is fraudulent, unlawful or grossly negligent; (c) the Executive’s willful misconduct in the performance of his employment duties or responsibilities that is or that could reasonably be expected to be materially injurious to the Company, its subsidiaries or affiliates; (d) the Executive’s contravention of specific lawful directions related to a material duty or responsibility which is directed to be undertaken from the Board; (e) the Executive’s material breach of the Executive’s obligations under this Agreement, including, but not limited to, breach of the Executive’s restrictive covenants set forth in Section 6 hereof; (f) any acts of dishonesty by the Executive resulting or intending to result in personal gain or enrichment at the expense of the Company, its subsidiaries or affiliates; (g) Executive’s habitual drug or alcohol abuse subject to any reasonable accommodation, if any, that is required to comply with the Americans with Disabilities Act; or (h) the Executive’s failure to comply with a material written policy of the Company, its subsidiaries or affiliates; provided however, that none of the events described in clauses (d), (e), (g) or (h) of this sentence shall constitute Cause unless and until (x) the Board reasonably determines in good faith that a Cause event has occurred, (y) the Board notifies the Executive in writing describing in reasonable detail the event which constitutes Cause within five (5) days of its occurrence, and (z) if the grounds for Cause are reasonably curable, the Executive fails to cure such event within twenty (20) days after the Executive’s receipt of such written notice. For purposes of clause (c) of the prior sentence, no act or failure to act by the Executive shall be considered “willful” unless it is done, or omitted to be done, in bad faith or without a reasonable belief that the Executive’s action or omission was in the best interests of the Company.
(c)    For purposes of this Agreement, “Good Reason” means the occurrence, without the Executive’s prior written consent, of any of the following events: (a) a material reduction in Executive’s Base Salary or Target Bonus, other than an “across the board”

reduction for all Executives; (b) a material diminution in the Executive’s authority, duties or responsibilities; (c) a relocation of the Executive’s principal place of employment to a country other than the United States; (d) any material breach by the Company of its obligations under this Agreement, or (e) in connection with a Change of Control (as defined below), the failure of any successor to the Company or any acquirer of substantially all of the business and assets of the Company to assume this Agreement pursuant to Section 8.7 herein. Any event will cease to constitute Good Reason unless Executive gives the Company notice of Executive’s intention to resign his position with the Company within ninety (90) days after Executive’s knowledge of the occurrence of such event and describes in reasonable specificity the details of such breach, and the Company shall have thirty (30) days from its receipt of such notice to cure any condition that constitutes Good Reason (such period, the “Cure Period”). For purposes of this Agreement, a “Change of Control” shall have the same meaning as provided under the MIP.
(d)    For purposes of this Agreement, “Disability” means that, as a result of a physical or mental injury or illness, the Executive is unable to perform the essential functions of his job with or without reasonable accommodation for a period of (i) ninety (90) consecutive days or (ii) one hundred twenty (120) days in any one (1)-year period.
5.2    By the Company Without Cause, Non-Renewal by the Company or by the Executive with Good Reason.
(a)    If during the Term, (i) the Company terminates the Executive’s employment without Cause (which may be done at any time without prior notice), (ii) the Executive’s employment terminates due to the Company giving the Executive written notice of its election not to renew the Term pursuant to Section 2 of this Agreement or (iii) during the Term, the Executive terminates employment with Good Reason, the Executive will be entitled to the Accrued Benefits, and, beginning on the 60th day after such termination of employment, but only if Executive has executed and not revoked within the revocation period a valid and reasonable release agreement consistent with the terms of this Agreement prior to such date, the Executive shall also be entitled to:
(A)    a severance payment equal in the aggregate to two (2) years of the Executive’s Base Salary as in effect immediately prior to the date of such termination (disregarding any reduction therein that may constitute Good Reason), payable over two (2) years following the termination of employment in equal monthly installments, beginning on the sixtieth (60th) day following such termination of employment; and
(B)    reimbursement of the cost of continuation coverage of group health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, for the Executive and his eligible family members, for a period equal to twelve (12) months following the date of termination of the Executive’s employment, to the extent the Executive elects such continuation coverage and is eligible and subject to the terms of the applicable plan and applicable law. In the event the Company cannot provide all or any portion of the benefits under this Section 5.2(b) due to the terms of the applicable plan or applicable law, the Company shall pay the Executive for the cost of premiums for health insurance. Notwithstanding the foregoing, benefits under this Section 5.2(b) shall cease when the Executive is covered under a group health plan offered by a successor employer.

(b)    The Company shall have no obligation to provide the benefits set forth in Section 5.2(a) (other than the Accrued Benefits) in the event that the Executive has breached any of the provisions of Section 6. Payments pursuant to Section 5.2(a) that would otherwise have been owed to the Executive prior to the 60th day after termination of employment shall be made to the Executive on the 60th (sixtieth) day after such termination of employment.
5.3    Removal from any Boards and Position. If the Executive’s employment terminates for any reason, the Executive shall be deemed to resign (i) if a member, from the Board or the board of managers of any other Keane Companies (as defined below) or any other board to which he has been appointed or nominated by or on behalf of the Company, and (ii) from any position with any of the Keane Companies.
For purposes of this Agreement, “Keane Companies” means the Company and all of its subsidiaries, successors and assigns.
6.Restrictions and Obligations of the Executive.
6.1    Confidentiality. (a) During the course of the Executive’s employment by the Company, the Executive will have access to certain trade secrets and confidential information relating to the Company and affiliates (the “Protected Parties”) which is not readily available from sources outside the Company. The confidential and proprietary information and, in any material respect, trade secrets of the Protected Parties are among their most valuable assets, including, but not limited to, their customer, supplier and vendor lists, databases, competitive strategies, computer programs, frameworks, or models, their marketing programs, their sales, financial, marketing, training and technical information, and any other information, whether communicated orally, electronically, in writing or in other tangible forms concerning how the Protected Parties create, develop, acquire or maintain their products and marketing plans, target their potential customers and operate their drilling and hydraulic fracturing services and other businesses. The Protected Parties invested, and continue to invest, considerable amounts of time and money in their process, technology, know-how, obtaining and developing the goodwill of their customers, their other external relationships, their data systems and data bases, and all the information described above (hereinafter collectively referred to as “Confidential Information”), and any misappropriation or unauthorized disclosure of Confidential Information in any form would irreparably harm the Protected Parties. The Executive acknowledges that such Confidential Information constitutes valuable, highly confidential, special and unique property of the Protected Parties. The Executive shall hold in a fiduciary capacity for the benefit of the Protected Parties all Confidential Information relating to the Protected Parties and their businesses, which shall have been obtained by the Executive during the Executive’s employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The Executive shall not, during the period the Executive is employed by the Company or at any time thereafter, disclose any Confidential Information, directly or indirectly, to any person or entity for any reason or purpose whatsoever, nor shall the Executive use it in any way, except (i) in the course of the Executive’s employment with, and for the benefit of, the Protected Parties, (ii) to enforce any rights or defend any claims hereunder or under any other agreement to which the Executive is a party, provided that such disclosure is relevant to the enforcement of such rights or defense of such claims and is only disclosed in the formal proceedings related thereto, (iii)

when required to do so by a court of law, by any governmental agency having supervisory authority over the business of any of the Keane Companies or by any administrative or legislative body (including a committee thereof) with jurisdiction to order him to divulge, disclose or make accessible such information, provided that the Executive shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment, (iv) as to such Confidential Information that becomes generally known to the public or trade without his violation of this Section 6.1(a) or (v) to the Executive’s spouse, attorney and/or his personal tax and financial advisors as reasonably necessary or appropriate to advance the Executive’s tax, financial and other personal planning (each, an “Exempt Person”), provided, however, that any disclosure or use of Confidential Information by an Exempt Person shall be deemed to be a breach of this Section 6.1(a) by the Executive. The Executive shall take all reasonable steps to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The Executive understands and agrees that the Executive shall acquire no rights to any such Confidential Information. Nothing in this Section 6.1(a) is to be construed as restricting in any way the right of the Executive to engage in the practice of law following the date of termination of the Executive’s employment.
(a)    All files, records, documents, drawings, specifications, data, computer programs, evaluation mechanisms and analytics and similar items relating thereto or to the business engaged in by the Keane Companies (the “Business”), as well as all customer lists, specific customer information, compilations of product research and marketing techniques of any of the Keane Companies, whether prepared by the Executive or otherwise coming into the Executive’s possession, shall remain the exclusive property of the Keane Companies.
(b)    It is understood that while employed by the Company, the Executive will promptly disclose to it, and assign to it the Executive’s interest in any invention, improvement or discovery made or conceived by the Executive, either alone or jointly with others, which arises out of the Executive’s employment. At the Company’s request, the Executive will assist any of the Keane Companies during the period of the Executive’s employment by the Company and thereafter (but subject to reasonable notice and taking into account the Executive’s schedule) in connection with any controversy or legal proceeding relating to such invention, improvement or discovery and in obtaining domestic and foreign patent or other protection covering the same, subject to Section 6.2(b).
6.2    Cooperation. (a) During the Term and thereafter, the Executive shall cooperate fully with any investigation or inquiry by the Company or any governmental or regulatory agency or body that relates to the Company or its subsidiaries’ or affiliates’ operations during the Term.
(a)    To the extent that, following the date of termination of the Executive’s employment, (i) the Company requests the Executive’s assistance pursuant to Section 6.1(c), and/or (ii) the Executive’s cooperation is requested pursuant to Section 6.2(a), then (x) the Company shall make reasonable efforts to minimize disruption of the Executive’s other activities, (y) the Company shall reimburse the Executive for all reasonable expenses incurred in connection with such cooperation, and (z) to the extent that more than incidental cooperation is required, the Company shall compensate the Executive at an hourly rate based on the Executive’s Base Salary as in effect immediately prior to the date of termination of the Executive’s employment.
6.3    Non-Solicitation or Hire. During the Term and for a period of two (2) years following the Executive’s termination of employment for any reason, the Executive shall not (a) directly or indirectly solicit, attempt to solicit or induce (x) any party who is a customer of any of the Keane Companies, who was a customer of any of the Keane Companies at any time during the twelve (12)-month period immediately prior to the date the Executive’s employment terminates or who was a prospective customer that has been identified and targeted by the Keane Companies immediately prior to the date the Executive’s employment terminates, for the purpose of marketing, selling or providing to any such party any services or products offered by or available from any of the Keane Companies on the date the Executive’s employment terminates, or (y) any supplier or prospective supplier to any of the Keane Companies to terminate, reduce or alter negatively its relationship with any of the Keane Companies or in any manner interfere with any agreement or contract between any of the Keane Companies and such supplier or (b) hire any employee of any of the Keane Companies (a “Current Employee”) or any person who was an employee of any of the Keane Companies during the twelve (12) month period immediately prior to the date the Executive’s employment terminates (a “Former Employee”) or directly or indirectly solicit or induce a Current or Former Employee to terminate such employee’s employment relationship with any of the Keane Companies in order, in either case, to enter into a similar relationship with the Executive, or any other person or any entity; provided, however, that it shall not be a violation of the covenants set forth in clause (b) of this sentence for the Executive to make good faith, generalized solicitations for employees (not specifically targeted at Current Employees or Former Employees) through advertisements or search firms.
6.4    Non-Competition: During the Term and for a period of two (2) years following the Executive’s termination of employment for any reason (“Restricted Period”), except to the extent that the Executive engages in the practice of law during the Restricted Period, the Executive shall not, without the company’s prior written consent, whether individually, as a director, manager, member, stockholder, partner, owner, employee, consultant or agent of any business, or in any other capacity, other than on behalf of any of the Keane Companies, organize, establish, own, operate, manage, control, engage in, participate in, invest in, permit his name to be used by, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or business organization), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise which engages or proposes to engage in any business conducted by any of the Keane Companies, or any business of which the Keane Companies has specific plans to engage in, on the date of the Executive’s termination of employment (the “Business”). Notwithstanding the foregoing, nothing in this Agreement shall prevent the Executive from owning for passive investment purposes not intended to circumvent this Agreement, less than three percent (3%) of the publicly traded common equity securities of any company engaged in the Business (so long as the Executive has no power to manage, operate, advise, consult with or control the competing enterprise and no power, alone or in conjunction with other affiliated parties, to select a director, manager, general partner, or similar governing official of the competing enterprise other than in connection with the normal and customary voting powers afforded the Executive in connection with any permissible equity ownership).

6.5    Property. The Executive acknowledges that all originals and copies of materials, records and documents generated by him or coming into his possession during his employment by the Company (prior to or during the Term) are the sole property of the Company (“Company Property”). During the Term, and at all times thereafter, the Executive shall not remove, or cause to be removed, from the premises of the Company, copies of any record, file, memorandum, document, computer-related information or equipment, or any other item relating to the business of the Company, except in furtherance of his duties under the Agreement. When the Executive’s employment with the Company terminates, or upon request of the Company at any time, the Executive shall promptly deliver to the Company all copies of Company Property in his possession or control.
6.6    Nondisparagement. The Executive agrees that he will not, during the duration of the Term and at any time thereafter, publish or communicate to any person or entity any Disparaging (as defined below) remarks, comments or statements concerning the Keane Companies or Cerberus Capital Management, L.P. The Company agrees that it will not, during the duration of the Term and at any time thereafter, publish or communicate to any person or entity any Disparaging remarks, comments or statements concerning the Executive. “Disparaging” remarks, comments or statements are those that are intended to impugn the character, honesty, integrity or morality or business acumen or abilities in connection with any aspect of the operation of the business of the individual or entity being disparaged. Notwithstanding the foregoing, nothing in this Agreement shall be construed to preclude truthful disclosures in response to lawful process as required by applicable law, regulation, or order or directive of a court, governmental agency or regulatory organization.
7.    Remedies; Specific Performance. The Parties acknowledge and agree that the Executive’s breach or threatened breach of any of the restrictions set forth in Section 6 will result in irreparable and continuing damage to the Protected Parties for which there may be no adequate remedy at law and that the Protected Parties shall be entitled to seek equitable relief, including specific performance and injunctive relief as remedies for any such breach or threatened or attempted breach, without requiring the posting of a bond. The Executive hereby consents to the grant of an injunction (temporary or otherwise) against the Executive or the entry of any other court order against the Executive prohibiting and enjoining him from violating, or directing him to comply with any provision of Section 6. The Executive also agrees that such remedies shall be in addition to any and all remedies, including damages, available to the Protected Parties against him for such breaches or threatened or attempted breaches. In addition, without limiting the Protected Parties’ remedies for any breach of any restriction on the Executive set forth in Section 6, except as required by law, in the event a court of competent jurisdiction determines that the Executive has breached the covenants applicable to the Executive contained in Section 6, the Executive will immediately return to the Protected Parties any payments previously paid to the Executive pursuant to Section 5.2 (other than the Accrued Benefits), and the Protected Parties will have no obligation to pay any of the amounts that remain payable by the Company under Section 5.2 (other than the Accrued Benefits).

8.    Other Provisions.
8.1    Directors’ and Officers’ Insurance. During the Term and thereafter, the Company shall provide the Executive with coverage under its current directors’ and officers’ liability policy that is no less favorable in any respect than the coverage then provided to any other similarly-situated executive or former executive of the Company.
8.2    Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid or overnight mail and shall be deemed given when so delivered personally, or sent by facsimile transmission or, if mailed, four (4) business days after the date of mailing or one (1) business day after overnight mail, as follows:
(a)    If the Company, to:
Keane Group, Inc.
Address: 2121 Sage Rd, Suite 370
Houston, TX 77056
Fax: 1-888-804-2241
Attention: James Stewart

With copies to:
Keane Group, Inc.
Address: 2121 Sage Rd, Suite 370
Houston, TX 77056
Attention: General Counsel

Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attention: Stuart D. Freedman
Telephone: (212) 756-2000
Fax:    (212) 593-5955
and
Cerberus Capital Management, L.P.
875 Third Avenue
New York, NY 10022
Attention: Mark Neporent
Lisa Gray
Telephone: (212) 891-2100
Fax:    (212) 891-1540
(b)    If the Executive, to the Executive’s home address reflected in the Company’s records.

8.3    Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto, including, without limitation, the Prior Agreement.
8.4    Representations and Warranties. The Executive represents and warrants that he is not a party to or subject to any restrictive covenants, legal restrictions or other agreements in favor of any entity or person which could arguably, in any way, preclude, inhibit, impair or limit the Executive’s ability to perform his obligations under this Agreement, including, but not limited to, non-competition agreements, non-solicitation agreements or confidentiality agreements.
8.5    Waiver and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
8.6    Governing Law, Dispute Resolution and Venue.
(a)    This Agreement shall be governed and construed in accordance with the laws of New York applicable to agreements made and not to be performed entirely within such state, without regard to conflicts of laws principles, unless superseded by federal law.
(b)    The Parties agree irrevocably to submit to the exclusive jurisdiction of the federal courts or, if no federal jurisdiction exists, the state courts, located in Delaware, for the purposes of any suit, action or other proceeding brought by any party arising out of any breach of any of the provisions of this Agreement and hereby waive, and agree not to assert by way of motion, as a defense or otherwise, in any such suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that the provisions of this Agreement may not be enforced in or by such courts. IN ADDITION, THE PARTIES AGREE TO WAIVE TRIAL BY JURY.
8.7    Assignability by the Company and the Executive. This Agreement, and the rights and obligations hereunder, may not be assigned by the Company or the Executive without written consent signed by the other party; provided that the Company shall cause this Agreement to be assumed by any successor that continues the business of the Company, including any person or entity that acquires all or substantially all of the assets of the Company.
8.8    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
8.9    Headings, Sections. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. References to “Sections” are to Sections of this Agreement unless otherwise specified.

8.10    Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction of any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected or impaired or invalidated. The Executive acknowledges that the restrictive covenants contained in Section 6 are a condition of this Agreement and are reasonable and valid in temporal scope and in all other respects.
8.11    Judicial Modification. If any court determines that any of the covenants in Section 6, or any part of any of them, is invalid or unenforceable, the remainder of such covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any court determines that any of such covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall reduce such scope to the minimum extent necessary to make such covenants valid and enforceable.
8.12    Tax Withholding. The Company or other payor is authorized to withhold from any benefit provided or payment due hereunder the amount of withholding taxes due any federal, state or local authority in respect of such benefit or payment and to take such other action as may be necessary in the opinion of the Board to satisfy all obligations for the payment of such withholding taxes.
8.13    Section 409A. (a) The intent of the parties is that payments and benefits under this Agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance with Code Section 409A. Any term used in this Agreement which is defined in Code Section 409A or the regulations promulgated thereunder (the “Regulations”) shall have the meaning set forth therein unless otherwise specifically defined herein. Any obligations under this Agreement that arise in connection with Executive’s “termination of employment”, “termination” or other similar references shall only be triggered if the termination of employment or termination qualifies as a “separation from service” within the meaning of §1.409A-1(h) of the Regulations.
(a)    Notwithstanding any other provision of this Agreement, if at the time of the termination of the Executive’s employment, the Executive is a “specified employee,” as defined in Section 409A or the Regulations, and any payments upon such termination under this Agreement hereof will result in additional tax or interest to the Executive under Code Section 409A, he will not be entitled to receive such payments until the date which is the earlier of (i) six (6) months and one day after such separation from service and (ii) the date of the Executive’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 8.13(b) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or provided to the Executive in a lump-sum and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.
(b)    If any expense reimbursement or in-kind benefit provided to the Executive under this Agreement is determined to be “deferred compensation” within the meaning of Section 409A, then such reimbursement or in-kind benefit shall be made or provided in accordance with the requirements of Code Section 409A, including that (i) in no event shall any fees, expenses or other amounts eligible to be reimbursed by the Company under this Agreement be paid later than December 31 of the year following the year during which the applicable fees, expenses or other amounts were incurred, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits that the Company is obligated to pay or provide, in any given calendar year shall not affect the expenses that the Company is obligated to reimburse, or the in-kind benefits that the Company is obligated to pay or provide, in any other calendar year, provided that the foregoing clause (ii) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect; (iii) the Executive’s right to have the Company pay or provide such reimbursements and in-kind benefits may not be liquidated or exchanged for any other benefit; and (iv) in no event shall the Company’s obligations to make such reimbursements or to provide such in-kind benefits apply later than the Executive’s remaining lifetime (or if longer, through the tenth (10th) anniversary of the Effective Date).
(c)    For purposes of Code Section 409A, the Executive’s right to receive any installment payments shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (for example, “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company. In no event may the Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement, to the extent such payment is subject to Code Section 409A.
(d)    In addition, if any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would subject the Executive to any additional tax or interest under Code Section 409A, then the Company shall, after consulting with and receiving the approval of the Executive, reform such provision in a manner intended to avoid the incurrence by the Executive of any such additional tax or interest; provided that the Company shall maintain, to the maximum extent practicable, the original intent of the applicable provision without subjecting the Executive to such additional tax or interest.
8.14    Protected Rights.
(a)    The Executive understands that this Agreement does not limit the Executive’s ability to communicate with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”), including to report possible violations of federal law or regulation or making other disclosures that are protected under the whistleblower provisions of federal law or regulation, or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.
(b)    Executive shall not be criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
8.15    No Mitigation; No Set-Off. In the event of any termination of the Executive’s employment, he shall be under no obligation to seek other employment or take any other action by way of mitigation of the amounts payable, or benefits provided, to the Executive under any of the provisions of this Agreement. The Company’s obligation to make the payments, and provide the benefits, provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by (i) any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others, or (ii) except as provided in Section 5.2(a)(B), any remuneration or benefits attributable to any subsequent employment with an unrelated person, or any self-employment, that the Executive may obtain. Any amounts due under Section 5.2 are considered reasonable by the Company and are not in the nature of a penalty.
IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day and year first above mentioned.

EXECUTIVE:

/s/ R. Curt Dacar
Name: R. Curt Dacar

KEANE GROUP, INC.

By:	/s/ James C. Stewart
Name: James C Stewart
Title: Chairman and Chief Executive Officer

EXHIBIT A
RESTRICTED STOCK UNIT AWARD AGREEMENT

KEANE GROUP, INC.
EQUITY AND INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
This Restricted Stock Unit Award Agreement (this “Agreement”) is made and entered into as of [●], 2017 (the “Grant Date”), by and between Keane Group, Inc., a Delaware corporation (the “Company”), and [●] (the “Participant”). Capitalized terms not otherwise defined herein or in Appendix A shall have the meanings provided in the Keane Group, Inc. Equity and Incentive Award Plan (the “Plan”).
W I T N E S S E T H:
WHEREAS, the Company maintains the Plan; and
WHEREAS, the Company desires to grant Restricted Stock Units to the Participant pursuant to the terms of the Plan and the terms set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, including the Participant’s agreement to contemporaneously execute and deliver the Restrictive Covenant Agreement attached to this Agreement as Appendix B to the Company, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Grant. Subject to the conditions set forth in the Plan and this Agreement, the Company grants to the Participant [●] Restricted Stock Units. IN CONSIDERATION FOR, AND AS A CONDITION TO, THIS AWARD, THE PARTICIPANT SHALL EXECUTE AND DELIVER THIS AGREEMENT TO THE COMPANY BY NO LATER THAN TEN (10) DAYS FOLLOWING THE GRANT DATE. THIS AWARD SHALL BE NULL AND VOID AB INITIO IN THE EVENT THAT THE PARTICIPANT DOES NOT TIMELY EXECUTE THIS AGREEMENT AND THE RESTRICTIVE COVENANT AGREEMENT.
2.    Vesting.
(a)    The Participant shall become vested in the Restricted Stock Units, in installments, on the dates indicated in the following table:

Vesting Date	Percentage of Vested Restricted Stock Units
[●], 2018	33.33%
[●], 2019	33.33%
[●], 2020	33.34%

(b)    In the event of the Participant’s Termination (x) by the Company without Cause (other than as a result of death or disability) or (y) by the Participant for Good

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Reason, in either case within the twelve (12) month period following a Change in Control, the Participant shall become one hundred percent (100%) vested in the Restricted Stock Units upon the date of such Termination.
(c)    Except as otherwise provided in this Agreement, upon the Participant’s Termination for any reason, the portion of the Restricted Stock Units in which the Participant has not become vested shall be cancelled, and forfeited by the Participant, without consideration.
(d)    Notwithstanding any provision of this Agreement to the contrary, upon the Participant’s Termination by the Company for Cause, the Restricted Stock Units, including any portion in which the Participant had previously become vested, shall be cancelled, and forfeited by the Participant, without consideration.
3.    Award Settlement. The Company shall deliver to the Participant (or, in the event of the Participant’s prior death, the Participant’s beneficiary), one (1) share of Common Stock for each Restricted Stock Unit in which the Participant becomes vested in accordance with this Agreement. Delivery of such Common Stock shall be made as soon as reasonably practicable following the date the Participant becomes vested in the Restricted Stock Unit, but in no event later than the fifteenth (15th) day of the third month following the end of the calendar year in which the Participant became vested in such Restricted Stock Unit.
4.    Stockholder Rights. The Participant shall not have any voting rights, rights to dividends or other rights of a stockholder with respect to shares of Common Stock underlying a Restricted Stock Unit until the Restricted Stock Unit has vested and a share of Common Stock has been issued in settlement thereof and, if applicable, the Participant has satisfied any other conditions imposed by the Committee.
5.    Transferability. Except as permitted by the Committee, in its sole discretion, the Restricted Stock Units may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO, unless and until the Restricted Stock Units have been settled and the shares of Common Stock underlying the Restricted Stock Units have been issued, and all restrictions applicable to such shares have lapsed, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
6.    Taxes. The Participant has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. In accordance with the terms of the Plan, the Participant may elect to satisfy any

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applicable tax withholding obligations arising from the vesting or settlement of the Restricted Stock Units by having the Company withhold a portion of the shares of Common Stock to be delivered to the Participant upon settlement of the Restricted Stock Units or by delivering to the Company vested shares of Common Stock owned by the Participant, that in either case have a Fair Market Value equal to the sums required to be withheld; provided that, the number of shares of Common Stock which may be withheld in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities hereunder shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding equal to the aggregate amount of such tax liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
7.    Incorporation by Reference. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan and represents that the Participant is familiar with the terms and provisions thereof. The Participant accepts this Award subject to all of the terms and conditions of the Plan. In the event of a conflict or inconsistency between the terms of the Plan and the terms of this Agreement, the Plan shall govern and control.
8.    Securities Laws and Representations. The Participant acknowledges that the Plan is intended to conform to the extent necessary with all applicable federal, state and foreign securities laws (including the Securities Act and the Exchange Act) and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission or any other governmental regulatory body. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. Without limiting the foregoing, the Restricted Stock Units are being granted to the Participant, upon settlement of the Restricted Stock Units any shares of Common Stock shall be issued to the Participant, and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:
(a)    The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933 (the “Securities Act”) and in this connection the Company is relying in part on the Participant’s representations set forth in herein;
(b)    Any shares of Common Stock issued to the Participant upon settlement of the Restricted Stock Units must be held indefinitely by the Participant unless (i) an exemption from the registration requirements of the Securities Act is available for the resale of such shares of Common Stock or (ii) the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the resale of such shares of Common Stock and the Company is under no obligation to continue in effect a Form S-8 Registration Statement or to otherwise register the resale of such shares of Common Stock (or to file a “re-offer prospectus”); and

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(c)    The exemption from registration under Rule 144 shall not be available under current law unless (i) a public trading market then exists for the Common Stock, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and that any sale of shares of Common Stock issued to the Participant upon settlement of the Restricted Stock Units may be made only in limited amounts in accordance with, such terms and conditions.
9.    Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.
10.    Entire Agreement. This Agreement together with the Plan, as either of the foregoing may be amended or supplemented in accordance with their terms, constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein, and supersedes all prior communications, representations and negotiations in respect thereto.
11.    Successors and Assigns. The terms of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns. The Participant may not assign any of the rights or obligations under this Agreement without the prior written consent of the Company. The Company may assign its rights and obligations to another entity which shall succeed to all or substantially all of the assets and business of the Company.
12.    Amendments and Waivers. Subject to the provisions of the Plan, the provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of each of the parties hereto.
13.    Severability. In the event that any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
14.    Signature in Counterparts. This Agreement may be signed in counterparts, each which shall constitute an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
15.    Notices. Any notice required to be given or delivered to the Company under the terms of the Plan or this Agreement shall be in writing and addressed to the General Counsel and the Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address listed in the Company’s personnel files or to such other address as the Participant may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery, three days after deposit in the United States mail by certified or registered mail (return receipt requested), one business day after deposit with any return receipt express courier (prepaid), or one business day after transmission by facsimile.

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16.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied.
17.    Consent to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally agrees that any action, suit or proceeding, at law or equity, arising out of or relating to the Plan, this Agreement or any agreements or transactions contemplated hereby shall only be brought in any federal court of the Southern District of Texas or any state court located in Harris County, State of Texas, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such action, suit or proceeding. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts.
18.    Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, INTERPRETATION OR ENFORCEMENT HEREOF. THE PARTIES HERETO AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.
19.    No Employment Rights. The Participant understands and agrees that this Agreement does not impact in any way the right of the Company or its Subsidiaries to terminate or change the terms of the employment of the Participant at any time for any reason whatsoever, with or without cause, nor confer upon any right to continue in the employ of the Company or any of its Subsidiaries.
20.    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the Restricted Stock Units and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
21.    Claw-Back Policy. The Restricted Stock Units shall be subject to any claw-back policy implemented by the Company.
[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date set forth above.

KEANE GROUP, INC.

By:
Name:
Title:

PARTICIPANT

Name:

[Signature Page to Restricted Stock Unit Award Agreement]

Appendix A
Definitions
For purposes of this Agreement, the following definitions shall apply.
“Cause” shall mean (i) in the event that the Participant is subject to a written employment or similar individualized agreement with the Company and/or any of its Subsidiaries that defines “cause” (or words with similar meaning), Cause shall have the meaning set forth in such agreement, and (ii) in the event that the Participant is not subject to a written employment or similar individualized agreement with the Company and/or any of its Subsidiaries that defines “cause” (or words with similar meaning), Cause shall mean (a) the Participant’s indictment for, conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime involving dishonesty, moral turpitude or theft; (b) the Participant’s conduct in connection with the Participant’s duties or responsibilities with the Company that is fraudulent, unlawful or grossly negligent; (c) the Participant’s willful misconduct; (d) the Participant’s contravention of specific lawful directions related to a material duty or responsibility which is directed to be undertaken from the Board or the person to whom the Participant reports; (e) the Participant’s material breach of the Participant’s obligations under the Plan, this Agreement or any other agreement between the Participant and the Company and its Subsidiaries; (f) any acts of dishonesty by the Participant resulting or intending to result in personal gain or enrichment at the expense of the Company, its Subsidiaries or Affiliates; or (g) the Participant’s failure to comply with a material policy of the Company, its Subsidiaries or Affiliates.
“DRO” shall mean any judgment, decree or order which relates to marital property rights of a spouse or former spouse and is made pursuant to applicable domestic relations law (including community property law), as such term is further described and used in the Plan.
“Good Reason” shall mean (i) in the event that the Participant is subject to a written employment or similar individualized agreement with the Company and/or any of its Subsidiaries that defines “good reason” (or words with similar meaning), Good Reason shall have the meaning set forth in such agreement, and (ii) in the event that the Participant is not subject to a written employment or similar individualized agreement with the Company and/or any of its Subsidiaries that defines “good reason” (or words with similar meaning), Good Reason shall mean the occurrence of any of the following, without the Participant’s consent: (a) a material diminution of the Participant’s title, duties or authority, or (b) a material reduction in the Participant’s base salary. Any event shall cease to constitute Good Reason unless within ninety (90) days after the Participant’s knowledge of the occurrence of such event that constitutes Good Reason the Participant has provided the Company with at least thirty (30) days’ written notice setting forth in reasonable specificity the events or facts that constitute Good Reason. If the Company timely cures the event giving rise to Good Reason for the Participant’s resignation, the notice of termination shall become null and void.

Appendix A-1

EXHIBIT B
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

KEANE GROUP, INC.
EQUITY AND INCENTIVE AWARD PLAN
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
This Non-Qualified Stock Option Award Agreement (this “Agreement”) is made and entered into as of [●], 2017 (the “Grant Date”), by and between Keane Group, Inc., a Delaware corporation (the “Company”), and [●] (the “Participant”). Capitalized terms not otherwise defined herein or in Appendix A shall have the meanings provided in the Keane Group, Inc. Equity and Incentive Award Plan (the “Plan”).
W I T N E S S E T H:
WHEREAS, the Company maintains the Plan; and
WHEREAS, the Company desires to grant options to purchase shares of the Common Stock of the Company to the Participant pursuant to the terms of the Plan and the terms set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Grant. Subject to the conditions set forth in the Plan and this Agreement, the Company grants to the Participant an Option to purchase [●] shares of Common Stock at a price per share of $19.00 (the “Option Price”). The Option is intended to be a Non-Qualified Stock Option.
2.    Vesting.
(a)    The Participant shall become vested in the Option, in installments, on the dates indicated in the following table (the “Vesting Dates”):

Vesting Date	Percentage of Vested Options
[●], 2018	33.33%
[●], 2019	33.33%
[●], 2020	33.34%

(b)    In the event of the Participant’s Termination (x) by the Company without Cause (other than as a result of death or Disability) or (y) by the Participant for Good Reason, in either case within the twelve (12) month period following a Change in Control, the Participant shall become one hundred percent (100%) vested in the entire Option upon the date of such Termination.

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(c)    Except as otherwise provided in this Agreement, upon the Participant’s Termination for any reason, the portion of the Option in which the Participant has not become vested shall be cancelled, and forfeited by the Participant, without consideration.
(d)    Notwithstanding any provision of this Agreement to the contrary, upon the Participant’s Termination by the Company for Cause, the entire Option, including any portion in which the Participant had previously become vested, shall be cancelled, expire and be forfeited by the Participant, without consideration.
3.    Exercise. To the extent that the Option has become vested, such vested portion of the Option may thereafter be exercised by the Participant, in whole or in part, prior to the expiration of the Option as provided herein with respect to that percentage of the total number of shares of Common Stock subject to the Option. The vested portion of the Option may be exercised by delivering a written notice of exercise to the Secretary of the Company at his or her principal office; provided that the Option may be exercised with respect to whole shares of Common Stock only. Such notice shall specify the number of shares of Common Stock for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price shall be made by the Participant in cash or such other payment method approved by the Committee.
4.    Term. The term of the Option shall expire on the six (6) year anniversary of the Grant Date (the “Expiration Date”), subject to earlier termination in the event of the Participant’s Termination in accordance with Section 5. Upon the Expiration Date, the Option shall be cancelled, and forfeited by, the Participant without consideration.
5.    Termination. To the extent vested at the time of the Participant’s Termination, the Option shall remain exercisable as follows:
(a)    In the event of the Participant’s Termination by reason of death or Disability, the Option shall remain exercisable until it expires on the earlier of (i) one hundred eighty (180) days from the date of such Termination or (ii) the Expiration Date.
(b)    In the event of the Participant’s Termination (x) by the Company without Cause (other than by reason of death or Disability) or (y) voluntarily by the Participant for any reason, the vested portion of the Option shall remain exercisable until it expires on the earlier of (i) ninety (90) days from the date of such Termination or (ii) the Expiration Date.
Following the expiration of the Option, the unexercised portion of the Option shall be cancelled, and forfeited by the Participant, without consideration.
6.    Stockholder Rights. The Participant shall not have any voting rights, rights to dividends or other rights of a stockholder with respect to shares of Common Stock subject to an Option until the Participant has given written notice of exercise of the Option, paid in full the Option Price for such shares of Common Stock and, if applicable, has satisfied any other conditions imposed by the Committee.

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7.    Transferability. Except as permitted by the Committee, in its sole discretion, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO, unless and until the Option has been exercised and the shares of Common Stock underlying the Option have been issued, and all restrictions applicable to such shares have lapsed, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. During the lifetime of the Participant, only the Participant may exercise the Option granted to the Participant under this Agreement and the Plan, unless it has been disposed of pursuant to a DRO or has been transferred to a Permitted Transferee.
8.    Taxes. The Participant has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. In accordance with the terms of the Plan, the Participant may elect to satisfy any applicable tax withholding obligations arising from the exercise of the Option by having the Company withhold a portion of the shares of Common Stock to be issued to the Participant upon exercise of the Option or by delivering to the Company vested shares of Common Stock owned by the Participant, that in either case have a Fair Market Value equal to the sums required to be withheld; provided that, the number of shares of Common Stock which may be withheld in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities hereunder shall be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding equal to the aggregate amount of such tax liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
9.    Incorporation by Reference. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan and represents that the Participant is familiar with the terms and provisions thereof. The Participant accepts this Award subject to all of the terms and conditions of the Plan. In the event of a conflict or inconsistency between the terms of the Plan and the terms of this Agreement, the Plan shall govern and control.
10.    Securities Laws and Representations. The Participant acknowledges that the Plan is intended to conform to the extent necessary with all applicable federal, state and foreign securities laws (including the Securities Act and the Exchange Act) and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission or any other governmental regulatory body. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this

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Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. Without limiting the foregoing, the Option is being granted to the Participant, upon exercise of the Option any shares of Common Stock will be issued to the Participant, and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:
(a)    The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933 (the “Securities Act”) and in this connection the Company is relying in part on the Participant’s representations set forth in this Section;
(b)    Any shares of Common Stock issued to the Participant upon exercise of the Option must be held indefinitely by the Participant unless (i) an exemption from the registration requirements of the Securities Act is available for the resale of such shares of Common Stock or (ii) the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the resale of such shares of Common Stock and the Company is under no obligation to continue in effect a Form S-8 Registration Statement or to otherwise register the resale of such shares of Common Stock (or to file a “re-offer prospectus”); and
(c)    The exemption from registration under Rule 144 will not be available under current law unless (i) a public trading market then exists for the Common Stock, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and that any sale of shares of Common Stock issued to the Participant upon exercise of the Option may be made only in limited amounts in accordance with, such terms and conditions.
11.    Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.
12.    Entire Agreement. This Agreement together with the Plan, as either of the foregoing may be amended or supplemented in accordance with their terms, constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein, and supersedes all prior communications, representations and negotiations in respect thereto.
13.    Successors and Assigns. The terms of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns. The Participant may not assign any of the rights or obligations under this Agreement without the prior written consent of the Company. The Company may assign its rights and obligations to another entity which will succeed to all or substantially all of the assets and business of the Company.
14.    Amendments and Waivers. Subject to the provisions of the Plan, the provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of each of the parties hereto.

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15.    Severability. In the event that any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
16.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall constitute an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
17.    Notices. Any notice required to be given or delivered to the Company under the terms of the Plan or this Agreement shall be in writing and addressed to the General Counsel and the Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address listed in the Company’s personnel files or to such other address as the Participant may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery, three days after deposit in the United States mail by certified or registered mail (return receipt requested), one business day after deposit with any return receipt express courier (prepaid), or one business day after transmission by facsimile.
18.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied.
19.    Consent to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally agrees that any action, suit or proceeding, at law or equity, arising out of or relating to the Plan, this Agreement or any agreements or transactions contemplated hereby shall only be brought in any federal court of the Southern District of Texas or any state court located in Harris County, State of Texas, and hereby irrevocably and unconditionally expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and hereby irrevocably and unconditionally waives (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such action, suit or proceeding. Each party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts.
20.    Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, INTERPRETATION OR ENFORCEMENT HEREOF. THE PARTIES HERETO AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.
21.    No Employment Rights. The Participant understands and agrees that this Agreement does not impact in any way the right of the Company or its Subsidiaries to terminate or change the terms of the employment of the Participant at any time for any reason whatsoever,

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with or without cause, nor confer upon any right to continue in the employ of the Company or any of its Subsidiaries.
22.    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
23.    Claw-Back Policy. The Option shall be subject to any claw-back policy implemented by the Company.
[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date set forth above.

KEANE GROUP, INC.

By:
Name:
Title:

PARTICIPANT

Name:

[Signature Page to Non-Qualified Stock Option Award Agreement]

Appendix A
Definitions
For purposes of this Agreement, the following definitions shall apply.
“Cause” shall mean (i) in the event that the Participant is subject to a written employment or similar individualized agreement with the Company and/or any of its Subsidiaries that defines “cause” (or words with similar meaning), Cause shall have the meaning set forth in such agreement, and (ii) in the event that the Participant is not subject to a written employment or similar individualized agreement with the Company and/or any of its Subsidiaries that defines “cause” (or words with similar meaning), Cause shall mean (a) the Participant’s indictment for, conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime involving dishonesty, moral turpitude or theft; (b) the Participant’s conduct in connection with the Participant’s duties or responsibilities with the Company that is fraudulent, unlawful or grossly negligent; (c) the Participant’s willful misconduct; (d) the Participant’s contravention of specific lawful directions related to a material duty or responsibility which is directed to be undertaken from the Board or the person to whom the Participant reports; (e) the Participant’s material breach of the Participant’s obligations under the Plan, this Agreement or any other agreement between the Participant and the Company and its Subsidiaries; (f) any acts of dishonesty by the Participant resulting or intending to result in personal gain or enrichment at the expense of the Company, its Subsidiaries or Affiliates; or (g) the Participant’s failure to comply with a material policy of the Company, its Subsidiaries or Affiliates.
“Disability” shall mean a determination by the Company in accordance with applicable law that as a result of a physical or mental injury or illness, the Participant is unable to perform the essential functions of the Participant’s job with or without reasonable accommodation for a period of (i) ninety (90) consecutive days or (ii) one hundred twenty (120) days in any one (1) year period.
“DRO” shall mean any judgment, decree or order which relates to marital property rights of a spouse or former spouse and is made pursuant to applicable domestic relations law (including community property law), as such term is further described and used in the Plan.
“Good Reason” shall mean (i) in the event that the Participant is subject to a written employment or similar individualized agreement with the Company and/or any of its Subsidiaries that defines “good reason” (or words with similar meaning), Good Reason shall have the meaning set forth in such agreement, and (ii) in the event that the Participant is not subject to a written employment or similar individualized agreement with the Company and/or any of its Subsidiaries that defines “good reason” (or words with similar meaning), Good Reason shall mean the occurrence of any of the following, without the Participant’s consent: (a) a material diminution of the Participant’s title, duties or authority, or (b) a material reduction in the Participant’s base salary. Any event shall cease to constitute Good Reason unless within ninety (90) days after the Participant’s knowledge of the occurrence of such event that constitutes Good Reason the Participant has provided the Company with at least thirty (30) days’ written notice setting forth in reasonable specificity the events or facts that constitute Good Reason. If the Company timely cures the

Appendix A-1

event giving rise to Good Reason for the Participant’s resignation, the notice of termination shall become null and void.

Appendix A-2